Exhibit 4.1

Form of
AMENDMENT NO. 4 TO CREDIT AGREEMENT
This Amendment No. 4 to Credit Agreement (this “Amendment”) is entered into as of February 17, 2015 by and among Monitronics International, Inc., a Texas corporation (“Borrower”), Bank of America, N.A., individually and as administrative agent (in its capacity as administrative agent, the “Administrative Agent”), and the certain lenders party hereto (the “Increasing Lenders”).
RECITALS
A.    Borrower, the Administrative Agent and the Lenders (as defined in the hereinafter defined Credit Agreement) are party to that certain Credit Agreement dated as of March 23, 2012, as amended by Amendment No. 1 to Credit Agreement and Consent dated as of November 7, 2012, Amendment No. 2 to Credit Agreement dated as of March 25, 2013, and Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement dated as of August 16, 2013 (the “Credit Agreement”).
B.    Pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested an increase in the Revolving Credit Facility from $225,000,000 to $315,000,000 (such increase, the “Incremental Revolving Credit Commitment”) and each of the Increasing Lenders are willing to provide a portion of the Incremental Revolving Credit Commitment as provided herein below.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

2.Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.Increase in Revolving Credit Facility.
(a)Each Increasing Lender hereby agrees that on the Revolving Credit Increase Effective Date, the Revolving Credit Commitment of such Increasing Lender shall be increased by an amount equal to the amount set forth opposite such Increasing Lender’s name under the column “Incremental Revolving Credit Commitment” in Schedule A to this Amendment.

(b)On the Revolving Credit Increase Effective Date, the section in Schedule 2.01 of the Credit Agreement under the caption “Revolving Credit Commitments” shall be deleted and replaced in its entirety with Schedule A to this Amendment.

(c)The Revolving Credit Increase Effective Date for the Incremental Revolving Credit Commitment shall be the date on which the conditions precedent set forth in Section 5 hereto have been satisfied, as noticed by the Administrative Agent to the Increasing Lenders and the Borrower.

(d)Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of February 17, 2015.

“Incremental Revolving Credit Commitment” has the meaning given to such term in the recitals to Amendment No. 4.

4.Representations and Warranties of Borrower. Borrower represents and warrants as of the Revolving Credit Increase Effective Date for the Incremental Revolving Credit Commitment that:

(a)The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law;

(b)The representations and warranties of Borrower contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (or with respect to representations and warranties qualified by materiality, in all respects) on and as of the Revolving Credit Increase Effective Date for the Incremental Revolving Credit Commitment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (or with respect to representations and warranties qualified by materiality, in all respects), except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and

(c)No Default exists.

5.Conditions to Effectiveness of Increase in Revolving Credit Facility. The effectiveness of each Increasing Lender’s Incremental Revolving Credit Commitment shall be subject to the satisfaction of each of the conditions precedent set forth below:

(a)The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed by each of the Administrative Agent, the Borrower, each Guarantor and each Increasing Lender;

(b)The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(c)The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing and in good standing in its jurisdiction of organization;

(d)The Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower in accordance with Section 2.15(d)(ii) of the Credit Agreement;

(e)The Administrative Agent shall have received a favorable opinion of Baker Botts LLP, counsel to the Loan Parties and the Parent, addressed to the Administrative Agent and each Lender party hereto, in form and substance acceptable to the Administrative Agent;

(f)The Administrative Agent shall have received all documentation and other information about the Loan Parties and the Parent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) that has been requested in writing at least 5 Business Days prior to the Amendment No. 4 Effective Date;

(g)The Administrative Agent shall have received, in form and substance satisfactory to it, customary lien searches; and

(h)The Administrative Agent and the lead arranger shall have received all fees and expenses due to be paid to them pursuant to written agreement and the Borrower shall pay to the Administrative Agent for the account of each Increasing Lender, and the Administrative Agent shall have received, a fee of 0.25% of its Incremental Revolving Credit Commitment.

6.Reference to and Effect Upon the Credit Agreement.

(a)Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. On the Revolving Credit Increase Effective Date for the Incremental Revolving Commitment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

7.Costs and Expenses.    Borrower hereby affirms its obligation under Section 10.04 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto.

8.Governing Law; etc. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment is subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement relating to submission to jurisdiction, venue, service of process and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full.

9.Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

11.Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
MONITRONICS INTERNATIONAL, INC.
By:
Name:
Title:
GUARANTORS:
MIBU SERVICER INC.
By:
Name:
Title:
MI SERVICER LP, LLC
By:
Name:
Title:
MONITRONICS CANADA, INC.
By:
Name:
Title:
MONITRONICS FUNDING LP
By:
Name:
Title:
MONITRONICS SECURITY LP
By:
Name:
Title:
PLATINUM SECURITY SOLUTIONS, INC.
By:
Name:
Title:
SECURITY NETWORKS LLC
By:
Name:
Title:
SECURITY NETWORKS ACCEPTANCE LLC
By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:
Bank of America, N.A.,
as an Increasing Lender
By:
Name:
Title:

Capital One, N.A.,
as an Increasing Lender
By:
Name:
Title:

Citibank, N.A.,
as an Increasing Lender
By:
Name:
Title:

Credit Suisse AG, Cayman Islands Branch,
as an Increasing Lender
By:
Name:
Title:

U.S. Bank National Association,
as an Increasing Lender
By:
Name:
Title:

Citizens Bank National Association,
as an Increasing Lender
By:
Name:
Title:

The Private Bank and Trust Company,
as an Increasing Lender
By:
Name:
Title:

Pacific Western Bank,
as an Increasing Lender
By:
Name:
Title:

Omitted Schedule
The following schedule to the Form of Amendment No. 4 to Credit Agreement, by and among Monitronics International, Inc., the guarantors party thereto, Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto, have not been provided herein:
Schedule A: Revolving Credit Commitments

The undersigned registrant hereby undertakes to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.